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                                                                       EXHIBIT 7


                                                                  EXECUTION COPY


                               THIRD AMENDMENT TO
                             REGISTRATION AGREEMENT

     This Third Amendment, dated as of June 26, 2000 (the "Amendment"), to the Registration Agreement dated as of February 28, 1997, among The Cobalt Group, Inc., a Washington corporation (the "Company"), and the persons listed on the Schedule of Purchasers attached thereto, as amended by a First Amendment, dated as of October 7, 1998, and a Second Amendment, dated as of January 7, 1998 (as amended by the First Amendment and the Second Amendment, the "Registration Agreement").

                                    RECITALS

     The Company, Warburg, Pincus Equity Partners, L.P. ("WPEP"), Riverside Partnership ("Riverside Partnership"), Third Point Partners L.P. ("Third Point Partners"), Third Point Offshore Fund Ltd. (Third Point Offshore") and Points West International Investments Ltd. ("Points West") are parties to a Securities Purchase Agreement, dated as of June 26, 2000 (the "June 2000 Purchase Agreement"), pursuant to which (i) WPEP, Riverside Partnership, Third Point Partners, Third Point Offshore and Points West are purchasing shares of Common Stock and (ii) the Company has issued to WPEP, Riverside Partnership, Third Point Partners, Third Point Offshore and Points West warrants to purchase Common Stock. All capitalized terms used herein and not defined shall have the meaning set forth in the Registration Agreement.

     In order to induce WPEP, Riverside Partnership, Third Point Partners, Third Point Offshore and Points West to enter into the June 2000 Purchase Agreement and consummate the transactions contemplated thereby, the Company and WPEP, as the holder of a majority of the Registrable Securities, have agreed to amend the Registration Agreement to provide WPEP, Riverside Partnerhsip, Third Point Partners, Third Point Offshore and Points West with registration rights covering the securities issued under the June 2000 Purchase Agreement.

     NOW THEREFORE, in consideration of the foregoing, the parties to this Amendment agree as follows:

     1. SCHEDULE OF PURCHASERS. The Schedule of Purchasers is hereby amended to insert:

     (i) immediately following the number of Series B-1 shares opposite WPEP's name "up to 1,312,373 shares of Common Stock, and 416,390 shares of Common Stock issuable upon exercise of warrants"; and

     (ii) "Riverside Partnership - 233 South Wacker Drive, Suite 9500, Chicago 60606 - up to 437,458 shares of Common Stock, and 138,797 shares of Common Stock issuable upon exercise of warrants".

     (iii) "Third Point Partners L.P. - 277 Park Avenue, 27th Floor, New York, NY 10172 - up to 223,395 shares of Common Stock, and 70,879 shares of Common Stock issuable upon exercise of warrants".



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     (iv)  "Third Point Offshore Fund Ltd. - 277 Park Avenue, 27th Floor, New
           York, NY 10172 - up to 173,669 shares of Common Stock, and 55,102 shares of Common Stock issuable upon exercise of warrants".

     (v) "Points West International Investments Ltd. - 277 Park Avenue, 27th Floor, New York, NY 10172 - up to 40,394 shares of Common Stock, and 12,816 shares of Common Stock issuable upon exercise of warrants".

     2. AMENDMENT TO PARAGRAPH 1(g). The first sentence of Paragraph 1(g) is hereby amended and restated in its entirety to read as follows:

     "'Registrable Securities' means (i) any Series A Preferred Stock issued pursuant to the Purchase Agreement, (ii) any Series B Preferred Stock issued pursuant to the Series B Purchase Agreement and any Series B Preferred Stock issued to the Reynolds and Reynolds Company, (iii) any Common Stock issued upon the conversion of any Series A Preferred Stock issued pursuant to the Purchase Agreement, (iv) any Common Stock issued upon the conversion of any Series B Preferred Stock issued pursuant to the Series B Purchase Agreement and any Common Stock issued upon conversion of any Series B Preferred Stock issued to the Reynolds and the Reynolds Company, (v) any Common Stock issued pursuant to the Securities Purchase Agreement, dated as of June 26, 2000 (the "June 2000 Purchase Agreement"), among the Company, Warburg, Pincus Equity Partners, L.P., Riverside Partnership, Third Point Partners L.P., Third Point Offshore Fund Ltd. and Points West International Investments Ltd. (vi) any Common Stock issued upon exercise of the warrants issued in connection with the June 2000 Purchase Agreement and (vii) any Common Stock issued or issuable with respect to the securities referred to in clauses (i), (ii), (iii), (iv),
     (v) and (vi) by way of a stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization."

     3. NO OTHER AMENDMENTS. Except as expressly amended as set forth above, the Registration Agreement shall remain in full force and effect in accordance with its terms.


                                      -2-

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     IN WITNESS WHEREOF, the parties hereto have executed this Third Amendment as of the date first written above.


                                        THE COBALT GROUP, INC.

                                        By: /s/ Jackie Davidson
                                            ------------------------------
                                        Title: Vice President - Finance


                                        WARBURG, PINCUS EQUITY PARTNERS, L.P.

                                        By: Warburg, Pincus & Co.,
                                            Its: General Partner

                                        /s/ Joseph P. Landy
                                        ------------------------------
                                        Joseph P. Landy
                                        General Partner



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                              RIVERSIDE PARTNERSHIP, A Limited
                              Partnership

                              By:  Riverside L.L.C.,
                              Its: Managing General Partner

                              By:  First Analysis Management Company III, L.L.C.
                                   Its: Manager

                              /s/ Bret R. Maxwell
                              ------------------------------
                              Bret R. Maxwell
                              Member



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                                       THIRD POINT PARTNERS L.P.

                                       By: Third Point Advisors L.L.C.
                                           Its: General Partner

                                       /s/ Daniel S. Loeb
                                       ------------------------------
                                       Daniel S. Loeb
                                       Managing Member


                                       THIRD POINT OFFSHORE FUND LTD.

                                       By: Third Point Management Company L.L.C.
                                           Its: Investment Advisor

                                       /s/ Daniel S. Loeb
                                       ------------------------------
                                       Daniel S. Loeb
                                       Managing Member


                                       POINTS WEST INTERNATIONAL
                                       INVESTMENTS LTD.

                                       By: Third Point Management Company L.L.C.
                                           Its: Investment Advisor

                                       /s/ Daniel S. Loeb
                                       ------------------------------
                                       Daniel S. Loeb
                                       Managing Member